Exhibit 31.1

Certification of the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

CERTIFICATION

I, Peter C. Chang, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Alliance Fiber Optic Products, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Intentionally Omitted];

4. [Intentionally Omitted]; and

5. [Intentionally Omitted].

Date: May 2, 2016

By	/s/ Peter C. Chang
Peter C. Chang
Chief Executive Officer (Principal Executive Officer)

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